Energy Fuels Announces Pricing of US$10.5 Million Underwritten Offering of
Units

Lakewood, Colorado – March 9, 2016

Energy Fuels Inc. (NYSE MKT:UUUU; TSX:EFR) (“Energy Fuels” or the “Company”) is pleased to announce that it has entered into an Underwriting Agreement (the “Underwriting Agreement”) with a syndicate of underwriters led by Cantor Fitzgerald Canada Corporation (“Cantor”) as sole bookrunner, Haywood Securities Inc. and Roth Capital Partners, LLC, under which the underwriters have agreed to buy on an underwritten basis 4,375,000 units (the “Units”), each Unit consisting of one common share (each a “Share”) and one half of one common share purchase warrant (each whole warrant a “Warrant”), at a price of US$2.40 per Unit for gross proceeds of US$10.5 million (the “Offering”). Each Warrant will be exercisable for three years following the closing date and will entitle the holder thereof to acquire one Share upon exercise at an exercise price of US$3.20 per Share. The Company has granted the underwriters an option, exercisable at the offering price until the closing date of the Offering, to purchase up to an additional 15% of the base Units offered in the Offering (which may be exercised for Units, Shares, Warrants or a combination thereof) to cover over-allotments, if any, and for market stabilization purposes. The Offering is expected to close on or about March 14, 2016, subject to obtaining customary TSX and NYSE MKT approvals.

The current intention is to use the net proceeds of the Offering to: (i) continue to fund wellfield construction at the Company’s Nichols Ranch Project in Wyoming; (ii) continue to finance the previously announced shaft sinking and evaluation at the Company’s high-grade Canyon mine project in Arizona; (iii) fund costs associated with the proposed acquisition of Mesteña Uranium, LLC announced earlier this week; (iv) fund the cash portion of the proposed acquisition of the remaining 40% of the Roca Honda Project announced last week; and (v) use any remaining funds for general corporate needs and working capital requirements.

The Company intends to file a final prospectus supplement (the “Supplement”) in both Canada and the United States to its Canadian short form base shelf prospectus (the “Canadian Base Prospectus”) and its U.S. registration statement on Form F-10 (the “Registration Statement”), both of which were filed on April 9, 2014. Before you invest, you should read the prospectus in that registration statement and other documents the Company has filed with the SEC for more complete information about the Company and this offering. Copies of the Supplement and the Underwriting Agreement will be, and the Canadian Base Prospectus and the Registration Statement are, available for free by visiting the Company’s profiles on SEDAR at www.sedar.com or EDGAR at www.sec.gov/edgar.shtml, as applicable. Alternatively, investors may ask Cantor or the Company to arrange to send them the Supplement, the Canadian Base Prospectus or the Registration Statement by contacting, Cantor, attention: Equity Capital Markets, 181 University Avenue, Suite 1500 Toronto, Ontario, M5H 3M7, telephone: 416-350-5212, or the Company’s Investor Relations department at (303) 974-2140.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of, Units, Warrants or Shares in any state or province in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the securities laws of any such state, province, or other jurisdiction.

About Energy Fuels: Energy Fuels is a leading integrated US-based uranium mining company, supplying U3O8 to major nuclear utilities. Energy Fuels operates two of America’s key uranium production centers, the White Mesa Mill in Utah and the Nichols Ranch Processing Facility in Wyoming. The White Mesa Mill is the only conventional uranium mill operating in the U.S. today and has a licensed capacity of over 8 million pounds of U3O8 per year. The Nichols Ranch Processing Facility, acquired in the Company’s acquisition of Uranerz Energy Corporation, is an in situ recovery (“ISR”) production center with a licensed capacity of 2 million pounds of U3O8 per year. Energy Fuels also has the largest NI 43-101 compliant uranium resource portfolio in the U.S. among producers, and uranium mining projects located in a number of Western U.S. states, including one producing ISR mine, mines on standby, and mineral properties in various stages of permitting and development. The Company’s common shares are listed on the NYSE MKT under the trading symbol “UUUU”, and on the Toronto Stock Exchange under the trading symbol “EFR”.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This news release contains certain “Forward-Looking Information” and “Forward-Looking Statements” within the meaning of applicable Canadian and United States securities legislation, which may include, but is not limited to, statements with respect to the expected closing date of the Offering and the use of proceeds from the Offering. These forward-looking statements can be identified by the use of forward-looking terminology such as "intends", "may," "will," "plans," "believes," "anticipates," "expects," "estimates," "predicts," "potential," "continue," "opportunity," "goals," or "should". All statements, other than statements of historical fact, herein are considered to be forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the closing date of the Offering (if any) or the use of proceeds from the Offering to be different from those expressed by the forward-looking statements. Factors that could cause such events to differ from those anticipated in these forward-looking statements include risks associated with: the Company’s ability to satisfy the conditions to closing of the Offering and to use the proceeds from the Offering as expected, which could be affected by many of the risks described under the caption “Risk Factors” in the Company’s Annual Information Form dated March 18, 2015, which is available for review on SEDAR at www.sedar.com, in its Form 40-F, which is available for review on EDGAR at www.sec.gov/edgar.shtmland in the Supplement dated the date hereof and which will be available for review on SEDAR and EDGAR shortly. Forward-looking statements contained herein are made as of the date of this news release, and the Company disclaims, other than as required by law, any obligation to update any forward-looking statements whether as a result of new information, results, future events, circumstances, or if management’s estimates or opinions should change, or otherwise. There can be no assurance that forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, the reader is cautioned not to place undue reliance on forward-looking statements.

The Company assumes no obligation to update the information in this communication, except as otherwise required by law.

Investor Inquiries:

Energy Fuels Inc.
Curtis Moore
VP – Marketing and Corporate Development
(303) 974-2140 or Toll free: (888) 864-2125
investorinfo@energyfuels.com
www.energyfuels.com